EXHIBIT 10.7
Letter Agreement

June 1, 2006

Cornell Capital Partners, LP
101 Hudson Street, Suite 3606
Jersey City, New Jersey 07302

Dear Ladies and Gentlemen:

We are providing you with this Letter Agreement in connection with the Purchase Agreement, dated as of February 6, 2006 (the “February Purchase Agreeement”), between Homeland Security Capital Corporation (the “Company”) and Cornell Capital Partners, LP (the “Investor”) and the Securities Purchase Agreement, dated as of August 22, 2006, between the Company and the Investor (the “August Purchase Agreement”; and together with the February Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company issued secured convertible debentures to the Investor pursuant to the Secured Convertible Debenture, dated as of February 6, 2006, issued by the Company to the Investor (the “February Debenture”) and the Secured Convertible Debenture, dated as of August 22, 2006, issued by the Company to the Investor (the “August Debenture”; and together with the February Debenture, the “Debentures”). In connection with the issuance of the Debentures, the Company provided certain registration rights pursuant to the Investor Registration Rights Agreement, dated as of February 6, 2006, between the Company and the Investor (the “February Registration Rights Agreement”) and the Investor Registration Rights Agreement, dated as of August 22, 2006, between the Company and the Investor (the “August Registration Rights Agreement”; and together with the February Registration Rights Agreement, the “Registration Rights Agreements”). Capitalized terms not otherwise defined in this Letter Agreement shall have the meanings specified in the Purchase Agreements.

1. The Company and the Investor agree that the Interest paragraph of each of the February Debenture and the August Debenture is amended and restated to read in its entirety as follows:

“Interest. Interest shall accrue on the outstanding principal balance hereof at an annual rate equal to ten percent (10%). Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Holder or its assignee (as defined in Section 5) in whose name this Debenture is registered on the records of the Obligor regarding registration and transfers of Debentures (the “Debenture Register”).”

2. The Investor hereby waives any breach prior to the date hereof by the Company of Sections 2(a) and 2(b) of the February Registration Rights Agreement and forgives any liquidated damages owed by the Company, prior to the date hereof, to the Investor as a result of any such breach pursuant to Sections 2(c) and 2(d) of the February Registration Rights Agreement. The Investor hereby waives any breach by the Company prior to the date hereof of Sections 2(a) and 2(b) of the August Registration Rights Agreement and forgives any liquidated damages owed by the Company to the Investor as a result of any such breach pursuant to Sections 2(c) and 2(d) of the August Registration Rights Agreement.

3. The Company and the Investor agree that Sections 2(a) and 2(b) of the February Registration Rights Agreement are amended and restated to read in their entirety as follows:

“(a) Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than ninety (90) days from the date upon which the Company receives written demand of registration from any Investor (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the “Initial Registration Statement”) for the resale by the Investors of the Registrable Securities, which includes at least 717,389,652 shares of Common Stock to be issued upon conversion of the Convertible Debentures and the Series G Preferred Shares (inclusive of any Buyer’s Shares). The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company.

(b) Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than one hundred eighty (180) days after the date upon which the Company receives written demand of registration from any Investor (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement. It shall be an event of default hereunder if the Initial Registration Statement is not declared effective by the SEC within one hundred eighty (180) days after the date upon which the Company receives written demand of registration from any Investor.”

4. The Company and the Investor agree that Sections 2(a) and 2(b) of the August Registration Rights Agreement are amended and restated to read in their entirety as follows:

“(a) Subject to the terms and conditions of this Agreement, the Company shall prepare and file, no later than ninety (90) days from the date upon which the Company receives written demand of registration from any Investor (the “Scheduled Filing Deadline”), with the SEC a registration statement on Form S-1 or SB-2 (or, if the Company is then eligible, on Form S-3) under the Securities Act (the “Initial Registration Statement”) for the resale by the Investors of the Registrable Securities, which includes at least 717,389,652 shares of Common Stock to be issued upon conversion of the Convertible Debentures as well as one hundred million (100,000,000) Warrant Shares. The Company shall cause the Registration Statement to remain effective until all of the Registrable Securities have been sold. Prior to the filing of the Registration Statement with the SEC, the Company shall furnish a copy of the Initial Registration Statement to the Investors for their review and comment. The Investors shall furnish comments on the Initial Registration Statement to the Company within twenty-four (24) hours of the receipt thereof from the Company.

(b) Effectiveness of the Initial Registration Statement. The Company shall use its best efforts (i) to have the Initial Registration Statement declared effective by the SEC no later than one hundred eighty (180) days from the date upon which the Company receives written demand of registration from any Investor (the “Scheduled Effective Deadline”) and (ii) to insure that the Initial Registration Statement and any subsequent Registration Statement remains in effect until all of the Registrable Securities have been sold, subject to the terms and conditions of this Agreement.”

5. The Company and the Investor agree that except for the changes and amendments to the Debentures and the Registration Rights Agreements noted herein, the Debentures and the Registration Rights Agreements shall remain unchanged and in full force and effect.

This Letter Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Letter Agreement may be executed by telefacsimile transmission, and such telefacsimile signatures shall be binding, of full force and effect, and treated as original signatures. This Letter Agreement shall be governed by the substantive laws (other than conflict laws) of the State of Delaware. Any provision of this Letter Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Letter Agreement, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

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Please confirm your agreement with the foregoing by signing and returning the enclosed copy of this Letter Agreement to the undersigned, whereupon this Letter Agreement shall become a binding agreement among the Company and the Investor.

Homeland Security Capital Corporation

By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: Chief Executive Officer

Accepted and Agreed to as of the 1st
day of June, 2007.

Cornell Capital Partners, LP

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager